UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2021

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2021, Taronis Fuels, Inc. (the “Company”), Robert Dingess (“Dingess”), Kevin Pollack (“Pollack”), William Staunton (“Staunton”) and Peter Molloy (“Molloy”, and together with Dingess, Pollack and Staunton, the “Original Directors”) entered into a Cooperation and Settlement Agreement (the “Settlement Agreement”) with Thomas Wetherald (“Wetherald”), Tobias Welo (“Welo”), Mary Pat Thompson (“Thompson”), Andrew McCormick (“McCormick”) and Sergey Vasnetsov (“Vasnetsov”, and together with Wetherald, Welo, Thompson and McCormick, the “Consent Participants”). The parties entered into the Settlement Agreement in order to come to an agreement with respect to the composition of the Company’s board of directors (the “Board”), the resolution of lawsuits between the parties, and certain other matters to provide mutually for an orderly transition.

Pursuant to the Settlement Agreement, the parties agreed that immediately after the execution and delivery of the Settlement Agreement the size of the Board would be increased from five to six directors and comprised of Wetherald, Welo, Thompson, McCormick, Vasnetsov and Molloy. The Original Directors and Consent Participants each agreed to a release of all claims against each other and provided mutual covenants not to sue with respect to the released claims. In addition, the parties agreed within two business days of April 8, 2021 to dismiss the ongoing litigation seeking clarification of the appropriate record date for the consent solicitation and the composition of the Board.

The Original Directors agreed that from April 8, 2021 until the earlier of the Company’s 2022 annual meeting of stockholders and September 30, 2022, they would not, among other things, (i) solicit proxies or written consents of stockholders, participate in any campaign to withhold proxies or votes for director nominees recommended by the Board, or make or participate in any solicitation of any proxy to vote or withhold the vote of any shares of the Company’s common stock with respect to any matter, (ii) seek election or appointment to the Board, propose the nomination of any candidate to the Board, or seek to call a special meeting of stockholders, (iii) enter into any voting agreement with respect to shares of the Company’s common stock, (iv) acquire shares of the Company’s common stock that would cause the Original Director to beneficially own greater than 5.0% of the then outstanding shares of the Company’s common stock, and (v) acquire the Company, its subsidiaries, or material assets.

The foregoing description of the terms of the Settlement Agreement, and the actions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Settlement Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2021 Dingess, Pollack, and Staunton resigned from the Board, effective immediately prior to the execution of the Settlement Agreement. Also on April 8, 2021 and immediately prior to the execution of the Settlement Agreement, the Original Board and Consent Participants executed and delivered a unanimous written consent to increase the size of the Board from five to six directors, accepting the resignations of Messrs. Dingess, Pollack, and Staunton, and appointing Wetherald, Welo, Thompson, McCormick, Vasnetsov, and Molloy to serve on the Board.

Item 7.01. Regulation FD Disclosure.

On April 8, 2021, the Company issued a press release announcing the Settlement Agreement, expansion of the Board, and director appointments. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation and Settlement Agreement, dated as of April 8, 2021
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2021	TARONIS FUELS, INC.

	By:	/s/ Edward J. Fred
	Name:	Edward J. Fred
	Title:	Interim Chief Executive Officer, Interim President, Chief Financial Officer, and Treasurer